Exhibit 99.1

The Company—Operating Segments

Dominion manages its operations along three primary business lines that integrate its electric and gas services, streamline operations and position it for long-term growth in the competitive marketplace.

Dominion Energy—Dominion Energy manages Dominion’s generation portfolio, consisting primarily of generating units and power purchase agreements. It also manages Dominion’s energy trading and marketing, hedging and arbitrage activities; and electric transmission, gas pipeline and certain gas production and storage operations.

Dominion Delivery—Dominion Delivery manages Dominion’s electric and gas distribution systems, as well as customer service function. Dominion Delivery also includes Dominion’s interest in Dominion Fiber Ventures LLC (DFV), a telecommunications joint venture. See Note 30 to the Consolidated Financial Statements for a discussion of Dominion’s consolidation of DFV beginning in February 2003.

Dominion Exploration & Production—Dominion Exploration & Production manages Dominion’s onshore and offshore gas and oil exploration, development and production operations. They are located in several major producing basins in the lower 48 states, including the outer continental shelf and deep-water areas of the Gulf of Mexico, and Western Canada.